                                                                    Exhibit 99.4









                        COMBINED FINANCIAL STATEMENTS AND
                          INDEPENDENT AUDITORS' REPORT

                                  OXFORD REALTY
                           FINANCIAL GROUP PROPERTIES
                               (OXFORD PROPERTIES)

                              DECEMBER 31, 1999 AND
                            AUGUST 31, 2000 AND 1999










                                     99.4-1

                    Oxford Realty Financial Group Properties
                               (Oxford Properties)

                                TABLE OF CONTENTS


                                                                          PAGE

INDEPENDENT AUDITORS' REPORT                                              99.4-3

COMBINED FINANCIAL STATEMENTS

         COMBINED BALANCE SHEETS                                          99.4-4

         COMBINED STATEMENTS OF OPERATIONS                                99.4-5

         COMBINED STATEMENTS OF CHANGES IN PARTNERS'/MEMBERS'
             EQUITY (DEFICIT)                                             99.4-6

         COMBINED STATEMENTS OF CASH FLOWS                                99.4-7

         NOTES TO COMBINED FINANCIAL STATEMENTS                           99.4-8






                                     99.4-2

                          INDEPENDENT AUDITORS' REPORT


To the Management
Oxford Realty Financial Group Properties

         We have audited the accompanying combined balance sheet of Oxford Realty Financial Group Properties (Oxford Properties) as of December 31, 1999, and the related combined statements of operations, changes in partners'/members' equity (deficit) and cash flows for the year then ended. These combined financial statements are the responsibility of the Entities' management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

         We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

         In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Oxford Realty Financial Group Properties as of December 31, 1999, and the results of their operations and their cash flows for the year then ended, in conformity with generally accepted accounting principles.


                                              /s/ REZNICK FEDDER AND SILVERMAN

Bethesda, Maryland
November 10, 2000



                                     99.4-3

                    Oxford Realty Financial Group Properties
                               (Oxford Properties)

                             COMBINED BALANCE SHEETS


                                     ASSETS

                                                                      December 31,           August 31,
                                                                          1999                  2000
                                                                    ---------------       ---------------
                                                                                            (Unaudited)
Real estate, net of accumulated depreciation                        $   926,252,574       $   907,903,126
Cash and cash equivalents                                                32,436,669            28,846,157
Restricted cash                                                           5,882,331             6,326,209
Mortgage escrow deposits                                                 11,151,431            16,999,333
Funded reserves                                                          55,592,138            56,884,035
Other assets                                                             32,296,823            27,383,199
                                                                    ---------------       ---------------

                                                                    $ 1,063,611,966       $ 1,044,342,059
                                                                    ===============       ===============

                             LIABILITIES AND PARTNERS'/MEMBERS' EQUITY (DEFICIT)

Secured notes payable                                               $ 1,462,375,695       $ 1,453,230,733
Notes and loans payable to affiliates                                    90,939,199            90,600,532
                                                                    ---------------       ---------------
Total indebtedness                                                    1,553,314,894         1,543,831,265

Accounts payable, accrued and other liabilities                          79,604,444            80,912,843
Accrued interest-secured notes payable                                   10,752,830             8,741,962
Accrued interest-notes and loans payable to affiliates                   76,838,799            84,040,770
Resident security deposits and deferred rental income                     7,337,167             7,719,737
                                                                    ---------------       ---------------
Total liabilities                                                       174,533,240           181,415,312

Commitments and contingencies                                                    --                    --

Partners'/members' equity (deficit)                                    (664,236,168)         (680,904,518)
                                                                    ---------------       ---------------

Total liabilities and partners'/members' equity (deficit)           $ 1,063,611,966       $ 1,044,342,059
                                                                    ===============       ===============




                   See notes to combined financial statements


                                     99.4-4

                    Oxford Realty Financial Group Properties
                               (Oxford Properties)

                        COMBINED STATEMENTS OF OPERATIONS


                                                                         Eight months ended
                                                Year ended                   August 31,
                                               December 31,       ---------------------------------
                                                   1999               2000                 1999
                                              -------------       -------------       -------------
                                                                   (Unaudited)         (Unaudited)
Rental property operations:
Rental and other property revenues            $ 331,788,069       $ 231,379,898       $ 218,897,900
Property and operating expenses                (179,778,224)       (120,553,992)       (116,673,180)
Property management fees                        (14,898,568)        (10,426,936)         (9,421,543)
Depreciation                                    (33,246,889)        (22,594,771)        (22,001,801)
                                              -------------       -------------       -------------

Income from property operations                 103,864,388          77,804,199          70,801,376
                                              -------------       -------------       -------------

Interest expense - secured notes payable       (107,861,833)        (69,522,581)        (68,155,276)
Interest expense - affiliates                   (13,787,772)        (10,067,356)         (8,466,189)
                                              -------------       -------------       -------------
                                               (121,649,605)        (79,589,937)        (76,621,465)
                                              -------------       -------------       -------------
Loss from operations before
       extraordinary item                       (17,785,217)         (1,785,738)         (5,820,089)
                                              -------------       -------------       -------------

Extraordinary item                               (7,883,150)                 --                  --
                                              -------------       -------------       -------------

Net loss                                      $ (25,668,367)      $  (1,785,738)      $  (5,820,089)
                                              =============       =============       =============



                   See notes to combined financial statements

                                     99.4-5

                    Oxford Realty Financial Group Properties
                               (Oxford Properties)

                        COMBINED STATEMENTS OF CHANGES IN
                       PARTNERS'/MEMBERS' EQUITY (DEFICIT)



Balance, December 31, 1998                $(619,933,565)

Net loss                                    (25,668,367)

Partner distributions                       (18,634,236)
                                          -------------

Balance, December 31, 1999                 (664,236,168)

Net loss                                     (1,785,738)

Partner distributions                       (14,882,612)
                                          -------------

Balance, August 31, 2000 (unaudited)      $(680,904,518)
                                          =============

Balance, December 31, 1998                $(619,933,565)

Net loss                                     (5,820,089)

Partner distributions                       (15,798,464)
                                          -------------

Balance, August 31, 1999 (unaudited)      $(641,552,118)
                                          =============



                   See notes to combined financial statements


                                     99.4-6

                    Oxford Realty Financial Group Properties
                               (Oxford Properties)

                        COMBINED STATEMENTS OF CASH FLOWS


                                                                                       Eight months ended August 31,
                                                                  Year ended         ---------------------------------
                                                                  December 31,
                                                                      1999               2000                1999
                                                                 -------------       -------------       -------------
                                                                                      (Unaudited)         (Unaudited)
Cash flows from operating activities
Net loss                                                         $ (25,668,367)      $  (1,785,738)      $  (5,820,089)
Adjustments to reconcile net loss to net cash provided by
operating activities
Extraordinary item                                                   7,883,150                  --                  --
Depreciation                                                        33,246,889          22,594,771          22,001,801
Amortization                                                         2,696,294           1,390,500           1,759,928
Mortgage interest converted to demand note                             950,427                  --                  --
Changes in asset and liability accounts
(Increase) decrease in assets
Restricted cash                                                       (204,549)           (443,878)           (784,362)
Mortgage escrow deposits                                             2,844,746          (5,847,902)         (1,374,634)
Funded reserves                                                     (5,043,315)         (1,291,897)         (5,654,249)
Other assets                                                        (6,908,861)          3,523,124          (4,262,152)
Increase (decrease) in liabilities
Accounts payable, accrued and other liabilities                     11,100,066           1,308,399           4,420,941
Accrued interest payable - secured notes payable                       321,009          (2,010,868)         (1,668,271)
Accrued interest - notes and loans payable to affiliates             9,334,754           7,201,971           3,236,167
Resident security deposits and deferred rental income                  676,658             382,570             880,881
                                                                 -------------       -------------       -------------

Net cash provided by operating activities                           31,228,901          25,021,052          12,735,961
                                                                 -------------       -------------       -------------

Cash flows from investing activities
Purchase of real estate                                            (42,693,237)                 --         (42,693,237)
Additions to real estate                                            (6,605,799)         (4,245,323)           (384,010)
                                                                 -------------       -------------       -------------

Net cash used in investing activities                              (49,299,036)         (4,245,323)        (43,077,247)
                                                                 -------------       -------------       -------------

Cash flows from financing activities
Principal payments on notes and loans payable to affiliates         (9,661,561)           (338,667)         (1,813,313)
Principal repayments on secured notes payable                      (34,423,056)         (9,144,962)        (28,023,542)
Proceeds from secured notes payable                                 85,621,815                  --          75,721,815
Distributions to partners and members                              (18,634,236)        (14,882,612)        (15,798,464)
                                                                 -------------       -------------       -------------

Net cash provided by (used in) financing activities                 22,902,962         (24,366,241)         30,086,496
                                                                 -------------       -------------       -------------

NET INCREASE (DECREASE) IN CASH AND CASH                             4,832,827          (3,590,512)           (254,790)
     EQUIVALENTS

Cash and cash equivalents, beginning                                27,603,842          32,436,669          27,603,842
                                                                 -------------       -------------       -------------

Cash and cash equivalents, end                                   $  32,436,669       $  28,846,157       $  27,349,052
                                                                 =============       =============       =============

Supplemental disclosures of cash flow information:
Cash paid for interest                                           $ 108,379,985       $  80,147,884       $  72,462,366
                                                                 =============       =============       =============

Non cash transactions:
Conversion of prior years' and current year's
contingent and deferred interest to demand notes:
Prior years' contingent interest                                 $   7,883,150
Current year's contingent interest                                     950,427
Deferred interest                                                    5,181,076
                                                                 -------------

                                                                 $  14,014,653
                                                                 =============



                   See notes to combined financial statements


                                     99.4-7

                    Oxford Realty Financial Group Properties
                               (Oxford Properties)

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                               December 31, 1999
             (Amounts and disclosures as of August 31, 2000 and 1999
               and for the eight months then ended are unaudited)


NOTE 1 - ORGANIZATION AND BASIS OF PRESENTATION

         On June 28, 2000, Apartment Investment and Management Company ("AIMCO") and AIMCO Properties, L.P. ("AIMCO OP") and the principals of Oxford Realty Financial Group, Inc. (ORFG) entered into definitive agreements pursuant to which AIMCO acquired, on September 20, 2000, all of the stock and interest held by officers and directors in the entities which own and control Oxford Properties for $328 million. The Oxford Properties are 167 apartment communities including 36,949 units, located in 18 states. The properties are owned by 165 separate partnerships or limited liability companies.

         The combined financial statements include all the accounts of the following operating partnerships and companies (Operating Partnerships), all of which are under common management. All intercompany balances and transactions have been eliminated.

         The acquired ownership percentages are as follows:

                                                                Ownership
         Partnership                                            percentage
         -----------                                            ----------
         Abington II-Oxford Associates, LP                        4.4167%
         Abington-Oxford Associates, LP                           6.4975%
         Akron Nursing-Oxford LP                                 54.9467%
         Akron One Retirement-Oxford, LP                         66.5022%
         Allentown-Oxford Associates                             35.8137%
         Allview-Oxford LP                                       62.8204%
         Apollo-Oxford Associates LP                             62.7909%
         Augusta-Oxford Associates LP                            15.8550%
         Bayhead Village Associates LP                            1.9290%
         Beach-Oxford Associates LP                               5.7292%
         Bent Tree III-Oxford Associates, LP                     95.0952%




                                     99.4-8

                    Oxford Realty Financial Group Properties
                               (Oxford Properties)

               NOTES TO COMBINED FINANCIAL STATEMENTS - CONTINUED

                               December 31, 1999
             (Amounts and disclosures as of August 31, 2000 and 1999
               and for the eight months then ended are unaudited)


NOTE 1 - ORGANIZATION AND BASIS OF PRESENTATION (Continued)

                                                                 Ownership
         Partnership                                             percentage
         -----------                                             ----------
         Bent Tree II-Oxford Associates, LP                        5.4047%
         Bent Tree-Oxford Associates, LP                           2.1137%
         Bethel Columbus-Oxford Associates, LP                     7.1720%
         Beville-Oxford LP                                        28.3292%
         Blue Ash - Oxford Associates LP                           7.2421%
         Boynton Overlook-Oxford Associates                        0.4836%
         Brandermill-Oxford Limited Partnership                   17.6893%
         Brandon-Oxford Associates LP                             29.7837%
         Briarcliffe-Oxford Associates LP                         14.5545%
         Burke II-Oxford Associates                                1.2492%
         Burke-Oxford Associates                                   1.4635%
         Butternut Creek Associates LDHA                           4.6313%
         Cameron-Oxford Associates II, LP                          0.3866%
         Cameron-Oxford Associates, LP                             1.0000%
         Carpenter-Oxford Associates II LP                        12.3084%
         Carrollwood Lakeside North Partners, Ltd.               100.0000%
         Casselberry-Oxford Associates LP                         15.4031%
         Chantilly Partners LP                                    86.9331%
         Charleston-Oxford Associates LP                           6.0590%
         Chesapeake-Oxford County Associates                       1.1611%
         Cheswick-Oxford Associates, LP                            2.2994%
         Chickasaw-Oxford Associates LP                           41.6120%
         Chimneytop-Oxford Associates                              6.6980%
         Cincinnati-Oxford Associates, LP                          5.4047%
         Cloverlane Four - Oxford LP                              64.4000%
         Cloverlane III-Oxford Associates                         25.1239%
         Colonel I-Oxford LP                                      75.8705%
         Columbus III-Oxford Associates, LP                       12.7739%
         Couch-Oxford Associates LP                                6.7698%




                                     99.4-9

                    Oxford Realty Financial Group Properties
                               (Oxford Properties)

               NOTES TO COMBINED FINANCIAL STATEMENTS - CONTINUED

                               December 31, 1999
             (Amounts and disclosures as of August 31, 2000 and 1999
               and for the eight months then ended are unaudited)


NOTE 1 - ORGANIZATION AND BASIS OF PRESENTATION (Continued)

                                                                Ownership
         Partnership                                            percentage
         -----------                                            ----------
         Countrybrook-Oxford Associates                           1.3528%
         Dallas-Oxford Associates LP                             12.7224%
         Dayton III-Oxford Associates, LP                         7.2420%
         Dayton IV-Oxford, LP                                    50.4272%
         Deercross-Oxford Associates, LP                         22.3325%
         Delta Square-Oxford, LP                                 31.0007%
         Doyle Associates Limited Dividend Housing Association   13.0550%
         Dutton Partners                                         35.6363%
         Eden-Oxford Associates LP                                1.3546%
         Fairfield One-Oxford LP                                 50.2672%
         Farmingdale-Oxford Associates                            2.8739%
         Fayette-Oxford Associates, LP                           10.1546%
         Fisherman's Village-Oxford Associates, LP                4.2532%
         Florida House-Oxford Associates                          1.6063%
         Forest Gardens Associates                                1.2492%
         Fountain Place-Oxford Associates, LP                     2.6975%
         Fox Valley Two-Oxford LP                                50.1612%
         Fox Valley-Oxford LP                                    62.7909%
         Foxfire LDHA                                             1.3456%
         Fredericksburg-Oxford Associates                        20.9092%
         Gardenview-Oxford Associates                            20.5398%
         Gateway-Oxford Associates LP                             1.3555%
         Glenwood-Oxford Housing Association                     11.4500%
         Greenbriar-Oxford Associates, LP                         1.4650%
         Greensboro-Oxford Associates LP                         27.9296%
         Greenspring-Oxford Associates                            1.2090%
         Greenville-Oxford Associates LP                          6.2344%
         Gwyned Partners LP                                      91.2678%
         Henrietta-Oxford Associates                              1.2492%
         Hillsborough-Oxford Associates LP                       62.8136%




                                    99.4-10

                    Oxford Realty Financial Group Properties
                               (Oxford Properties)

               NOTES TO COMBINED FINANCIAL STATEMENTS - CONTINUED

                               December 31, 1999
             (Amounts and disclosures as of August 31, 2000 and 1999
               and for the eight months then ended are unaudited)


NOTE 1 - ORGANIZATION AND BASIS OF PRESENTATION (Continued)

                                                                Ownership
         Partnership                                            percentage
         -----------                                            ----------
         Home-Oxford Associates LP                                 5.7940%
         Hunt Club Partners, L.L.C                                80.5930%
         Jacaranda-Oxford LP                                     100.0000%
         James-Oxford LP                                          62.8209%
         Kenton-Oxford Associates                                 24.5000%
         Kettering -Oxford Associates                              7.1518%
         Kings-Oxford Associates                                  14.5531%
         Kinsey-Oxford Associates                                  1.9900%
         Kirkman-Oxford Associates LP                             14.5531%
         Lake Ridge-Oxford Associates LP                          12.3179%
         Lakeridge Associates, a California Limited Partnership   41.3975%
         Lansing-Oxford, LP                                       28.3618%
         Lantana-Oxford Associates LP                             41.6120%
         Largo Partners L.L.C                                     81.7804%
         Laurel-Oxford Associates LP                               5.0556%
         Lexington-Oxford Associates, LP                           8.3815%
         Lima-Oxford Associates                                    5.3751%
         Long Creek-Oxford Associates LP                          13.5059%
         Longwood-Oxford Associates L.P.                          79.4394%
         Lynn-Oxford Associates LP                                 1.3555%
         Massanutten Manor-Oxford Associates LP                    1.3090%
         Melbourne-Oxford Associates L.P.                          6.0679%
         Meridian Meadows-Oxford LP                               49.9000%
         Middletown-Oxford LP                                     62.8204%
         Monroe-Oxford Associates LP                               7.1343%
         Mount Clare-Oxford Associates                             1.2492%
         Naples-Oxford LP                                        100.0000%
         Nashua-Oxford Bay Associates                              8.5447%
         New Castle-Oxford Associates                              5.3751%
         Newington-Oxford Associates LP                            1.2090%





                                    99.4-11

                    Oxford Realty Financial Group Properties
                               (Oxford Properties)

               NOTES TO COMBINED FINANCIAL STATEMENTS - CONTINUED

                               December 31, 1999
             (Amounts and disclosures as of August 31, 2000 and 1999
               and for the eight months then ended are unaudited)


NOTE 1 - ORGANIZATION AND BASIS OF PRESENTATION (Continued)

                                                                Ownership
         Partnership                                            percentage
         -----------                                            ----------
         Newport-Oxford Associates                               12.2972%
         North Point-Oxford Associates LP                         1.3528%
         North Woods-Oxford Associates, LP                        8.3815%
         Oak Park - Oxford Associates LP                          9.1163%
         Ocala-Oxford LP                                         66.2522%
         Okemos Station - Oxford Associates                       1.3320%
         Olde Towne Associates, LP                               11.3976%
         Oliver Associates                                        0.7790%
         ORP Four, LP                                            16.1000%
         ORP One, LLC                                            16.1000%
         ORP Three, LLC                                          16.1000%
         ORP Two, LLC                                            16.1000%
         Oxford-Columbia Associates                               1.7486%
         Oxford-Kirkwood Associates                               1.9168%
         Palm Aire-Oxford LP                                     28.4220%
         Palm Beach-Oxford LP                                    31.0739%
         Parc Chateau Section I Associates                        1.9900%
         Parc Chateau Section II Associates                       1.9900%
         Parham-Oxford Associates                                 4.4757%
         Park-North Oxford Associates                             1.7819%
         Pebble Point-Oxford Associates, LP                       2.6975%
         Peppermill Village-Oxford Associates                     1.2400%
         Pine Bluff Associates                                    1.1585%
         Pinellas-Oxford Associates LP                           12.4375%
         Reddman-Oxford Associates LP                             1.4892%
         Renaissance-Oxford Associates LP                         5.3370%
         River's Edge Associates LDHA                             1.5252%
         Riverwood Associates                                     0.8009%
         Roswell-Oxford Limited Partnership                      62.8209%
         Runaway Bay II-Oxford Associates                        10.1541%





                                    99.4-12

                    Oxford Realty Financial Group Properties
                               (Oxford Properties)

               NOTES TO COMBINED FINANCIAL STATEMENTS - CONTINUED

                               December 31, 1999
             (Amounts and disclosures as of August 31, 2000 and 1999
               and for the eight months then ended are unaudited)


NOTE 1 - ORGANIZATION AND BASIS OF PRESENTATION (Continued)

                                                                Ownership
         Partnership                                            percentage
         -----------                                            ----------
         Runaway Bay-Oxford Associates                             8.3815%
         Salem-Oxford Associates LP                                7.8051%
         San Bruno-Oxford LP                                      62.5682%
         Scandia                                                  13.4167%
         Schaumburg-Oxford Limited Partnership                    62.7910%
         Schumaker Glen Associates                                 1.2492%
         Seminole-Oxford Associates LP                            23.7591%
         Sharp-Leadenhall Associates                               1.2492%
         Singleton-Oxford Associates LP                           22.0348%
         Somerset-Oxford Associates                                1.5398%
         Southridge-Oxford LP                                     62.7596%
         Spartanburg-Oxford LP                                     5.0550%
         Spyglass-Oxford Associates, LP                            2.6975%
         St. Mary's-Oxford Associates LP                           7.8051%
         Sugar Bush-Oxford Associates                              1.2400%
         Summerwalk Properties, L.L.C                            100.0000%
         Sunnycrest Manor Associates                               2.7313%
         Suntree-Oxford Associates Limited Dividend
            Housing Association                                   13.0440%
         The Chimneys-Oxford Associates                            1.3320%
         The Courtyard-Oxford Associates                           1.3330%
         The Terraces Associates                                   1.2365%
         Tidewater-Oxford LP                                      62.7004%
         Travis One-Oxford LP                                     73.1209%
         Trinity-Oxford Associates, LP                             1.3577%
         Underwood Associates LP                                   9.3980%
         Village Oaks-Oxford Associates                            1.1159%
         Waters Landing Partners                                  84.1060%
         Westchester-Oxford LP                                    25.9880%
         Westridge-Oxford L.P.                                    62.7004%
         Wickford Associates                                       3.9534%




                                    99.4-13

                    Oxford Realty Financial Group Properties
                               (Oxford Properties)

               NOTES TO COMBINED FINANCIAL STATEMENTS - CONTINUED

                               December 31, 1999
             (Amounts and disclosures as of August 31, 2000 and 1999
               and for the eight months then ended are unaudited)


NOTE 1 - ORGANIZATION AND BASIS OF PRESENTATION (Continued)

                                                                Ownership
         Partnership                                            percentage
         -----------                                            ----------
         Williamsburg-Oxford L.P.                                66.4237%
         Wind Drift-Oxford Associates, LP                         1.2500%
         Windridge-Oxford Associates Limited Partnership          7.1496%
         Woodland Hills-Oxford Associates                         2.7313%
         Woods Edge-Oxford Associates, LP                         1.2500%



                                    99.4-14

                  Oxford Realty Financial Group Properties
                            (Oxford Properties)

             NOTES TO COMBINED FINANCIAL STATEMENTS - CONTINUED

                             December 31, 1999
          (Amounts and disclosures as of August 31, 2000 and 1999
             and for the eight months then ended are unaudited)


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    Real Estate

    Real estate is carried at cost. Additions are recorded at cost and include all major renewals and betterments. Maintenance, repairs and minor replacements are expensed as incurred. Depreciation of buildings is computed using principally the straight-line method, assuming varying useful lives from 27.5 to 50 years. Depreciation of furniture and equipment is computed using straight-line and accelerated methods over estimated useful lives of three to ten years.

    Cash Equivalents

    The Operating Partnerships consider highly liquid investments with original maturities of three months or less when acquired to be cash equivalents.

    Restricted Cash

    Restricted cash consists of tenant security deposits trust accounts.

    Mortgage Escrow Deposits

    Mortgage escrow deposits consist of tax and insurance impound accounts held by lenders.

    Funded Reserves

    Funded reserves consist of replacements reserves, residual receipts deposits and debt service escrows and reserves held by the lenders.

    Deferred Financing Costs

    Deferred financing costs are being amortized over the term of the underlying debt using the straight-line method. The amortization expense is included in interest expense - secured notes payable on the combined statements of operations. The unamortized portion is included in other assets on the accompanying combined balance sheets.


                                    99.4-15

                  Oxford Realty Financial Group Properties
                            (Oxford Properties)

             NOTES TO COMBINED FINANCIAL STATEMENTS - CONTINUED

                             December 31, 1999
          (Amounts and disclosures as of August 31, 2000 and 1999
             and for the eight months then ended are unaudited)


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

    Syndication and Organization Costs

    Costs attributed to the marketing and issuing of limited partnership interests have been charged as a direct reduction of capital in accordance with prevalent industry practice. Organization costs are expensed as incurred.

    Rental Revenues

    Rental revenue is recognized as rentals become due. Rental payments received in advance are deferred until earned. All leases between the Operating Partnerships and tenants of the properties are operating leases.

    Income Taxes

    No provision or benefit for income taxes has been included in these combined financial statements since taxable income or loss passes through to, and is reportable by, the partners/members on their respective income tax returns.

    Use of Estimates

    The preparation of combined financial statements in conformity with the generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the combined financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

    Interim Financial Information (Unaudited)

    The unaudited combined balance sheet as of August 31, 2000 and the unaudited combined statements of operations, changes in partners'/members' equity (deficit) and cash flows for the eight months ended August 31, 2000 and August 31, 1999 have been prepared in accordance with generally accepted accounting principles for interim financial information. In the opinion of management, all adjustments of a normal recurring nature considered necessary for a fair presentation have been included. Operating results for the eight months ended August 31, 2000 are not necessarily indicative of future operating results.

                                    99.4-16

                  Oxford Realty Financial Group Properties
                            (Oxford Properties)

             NOTES TO COMBINED FINANCIAL STATEMENTS - CONTINUED

                             December 31, 1999
          (Amounts and disclosures as of August 31, 2000 and 1999
             and for the eight months then ended are unaudited)


NOTE 3 - REAL ESTATE

    Land, buildings and furniture, fixtures and equipment represent the residential real estate properties, located throughout the United States, and are collateral for the mortgages payable described in note 4.

    Real estate consists of the following:

                                                                                December 31,          August 31,
                                                                                    1999                2000
                                                                              ----------------    ----------------
                                                                                                     (Unaudited)

       Land and land improvements                                             $    171,538,525    $    172,037,557
       Apartment buildings                                                       1,232,468,574       1,229,894,684
       Furniture and equipment                                                     188,448,559         194,768,740
                                                                              ----------------    ----------------

                                                                                 1,592,455,658       1,596,700,981
       Less accumulated depreciation                                              (666,203,084)       (688,797,855)
                                                                              ----------------    ----------------

                                                                              $    926,252,574    $    907,903,126
                                                                              ================    ================

NOTE 4 - SECURED NOTES PAYABLE

    A summary of the mortgages made to the Operating Partnerships as of December 31, 1999 and August 31, 2000 is as follows, all of which are nonrecourse to the Operating Partnerships:

                                                                                                         August 31,
                                                                                 December 31, 1999          2000
                                                                                 -----------------    ----------------
                                                                                                        (Unaudited)

       Mortgages payable bearing interest at 6.1% to 8.7%, payable in monthly installments of principal and interest with maturities beginning February
       2008 through April 2026. The liability of the Operating Partnerships under the notes is limited to the property and equipment collateralizing the notes, lender assignment of rents and leases and other amounts
       deposited with the lenders.                                               $     123,143,739    $    122,387,548

                                    99.4-17

                  Oxford Realty Financial Group Properties
                            (Oxford Properties)

             NOTES TO COMBINED FINANCIAL STATEMENTS - CONTINUED

                             December 31, 1999
          (Amounts and disclosures as of August 31, 2000 and 1999
             and for the eight months then ended are unaudited)


NOTE 4 - SECURED NOTES PAYABLE (Continued)

                                                                                          December 31,    August 31,
                                                                                              1999          2000
                                                                                          ------------   ------------
                                                                                                          (Unaudited)
       Mortgages payable financed by tax-exempt bonds issued by various local
       Industrial Development Authorities with interest at floating rates (5.6%
       at December 31, 1999 and 4.53% at August 31, 2000) payable interest only with maturities ranging from February 2004 through December 2009. These
       Operating Partnerships are subject to second mortgage agreements with
       Continental Casualty Company (CNA), the surety of the bonds. The
       Operating Partnerships are required to compute and remit to CNA annually from 48% to 60% of net cash flow (as defined) as a bond maintenance fee
       The agreements with the surety expire February 2004. The liability of the
       Operating Partnerships under the notes is limited to the property and equipment collateralizing the notes, lender assignment of rents and
       leases and other amounts deposited with the lenders                                $182,055,000   $182,055,000


       Mortgages payable (A-notes) financed by tax-exempt bonds issued by various local Industrial Development Authorities, with interest at floating rates not to exceed 5.6% (4% to 5.12% at December 31, 1999 and 4.87% to 5.54% at August 31, 2000), monthly payments of interest, quarterly payments of principal commencing April 15, 2000, interest rates adjusted each of the anniversary dates of the bonds. These Operating
       Partnerships are also subject to second mortgages (B notes) which provide for payment of interest to the extent of available cash flow (as defined), interest rates




                                    99.4-18

                  Oxford Realty Financial Group Properties
                            (Oxford Properties)

             NOTES TO COMBINED FINANCIAL STATEMENTS - CONTINUED

                             December 31, 1999
          (Amounts and disclosures as of August 31, 2000 and 1999
             and for the eight months then ended are unaudited)


NOTE 4 - SECURED NOTES PAYABLE (Continued)

                                                                                        December 31,            August 31,
                                                                                            1999                  2000
                                                                                      -----------------      ---------------
                                                                                                               (Unaudited)
       that are determined as the differences between the combined rates (4.61%
       - 8.38% at December 31, 1999 and 5.11% to 8.38% at August 31, 2000) on
       the A and B notes. These notes mature at dates ranging from November 2006 to March 2007. The liability of the Operating Partnerships under the notes is limited to the property and equipment collateralizing the notes, lender assignment of rents and leases and other amounts deposited with the lenders.

       Through February 14, 1998, the bonds issued to finance the A and B notes in the aggregate amounts of $64,116,450 and $50,514,521, respectively, were held by Oxford Tax Exempt Fund II Limited Partnership (OTEF II), an
       Oxford affiliate and owner of the bonds. On February 14, 1998, OTEF II, in a transaction with three of the Operating Partnerships, securitized the A note and retained interest in the B note. Pursuant to the securitization, the interest on the A note was reset to the interest at the Public Securities Association (PSA) weekly floating bond rate plus 90 basis points (4.52% at December 31, 1999 and 4.23% at August 31, 2000).
       Because the combined rate is still in effect for the A and B notes, the B notes' interest expense is adjusted for the effect of any rate change on the A note. The effective rates of interest on the B notes ranged from
       8.15% - 12.5% through December 31, 1999 and 6.95% - 10.6% through August
       31, 2000. All other terms of the mortgage notes remain the same.               $     243,924,176      $   242,980,792


                                    99.4-19

                  Oxford Realty Financial Group Properties
                            (Oxford Properties)

             NOTES TO COMBINED FINANCIAL STATEMENTS - CONTINUED

                             December 31, 1999
          (Amounts and disclosures as of August 31, 2000 and 1999
             and for the eight months then ended are unaudited)


NOTE 4 - SECURED NOTES PAYABLE (Continued)

                                                                                    December 31,          August 31,
                                                                                        1999                 2000
                                                                                   --------------       --------------
                                                                                                         (Unaudited)
             Mortgages payable in the aggregate original amount of $34,770,000, financed though tax-exempt bonds issued by various municipalities and housing agencies and held by OTEF II, with rates of 8.25%, contingent interest from cash flow up to 7.75% and maturing in November 2009. In
       November 1999, the bonds were remarketed, resulting in changes in the base mortgage interest rates to rates ranging from 7.49% - 9% and the prospective elimination of the contingent interest provisions. The mortgages are collateralized by a first mortgage lien on the property and an assignment of rents and leases.

             As a result of the remarketing of the bonds, all of the prior years' contingent and deferred interest as of December 31, 1999 became immediately due. The Operating Partnerships executed demand notes to OTEF
       II in the aggregate amount of $14,014,653. The demand notes provide for interest to be computed at the short-term Applicable Federal Rate (AFR)
       in effect each month and monthly payments on the demand notes from available cash flow after payment of the base mortgage interest. The demand notes payable are included in notes payable to affiliates
       in the accompanying combined balance sheets.                                $   34,770,000       $   34,770,000



                                    99.4-20

                  Oxford Realty Financial Group Properties
                            (Oxford Properties)

             NOTES TO COMBINED FINANCIAL STATEMENTS - CONTINUED

                             December 31, 1999
          (Amounts and disclosures as of August 31, 2000 and 1999
             and for the eight months then ended are unaudited)


NOTE 4 - SECURED NOTES PAYABLE (Continued)

                                                                                      December 31,            August 31,
                                                                                          1999                   2000
                                                                                     ----------------       ---------------
                                                                                                              (Unaudited)
             Mortgages payable bearing interest from 1% to 12% are payable in monthly installments of principal and interest in varying amounts due in full beginning in January 2007 through February 2032. These mortgages are insured by the U.S. Department of Housing and Urban Development (HUD) or
       by various state housing agencies. The liability of the Operating
       Partnerships under the notes is limited to the property and equipment collateralizing the notes, lender assignment of rents and leases and other amounts deposited
       with the lenders.                                                             $    263,352,754       $   260,136,774

       Mortgages payable, financed by tax-exempt bonds issued by various local
       Industrial Development Authorities with interest at varying floating or fixed rates (3.85% to 9% at December 31, 1999 and 4.34% to 9% at August
       31, 2000). Accrued interest and principal due in full beginning January
       2003 through February 2017. Certain mortgages require payments of principal and interest in varying amounts commencing at various points during the terms of the mortgages and continuing until maturity, at which time all principal and accrued interest is due. The liability of the
       Operating Partnerships under the notes is limited to the property and equipment collateralizing the notes, lender assignment of rents and leases and other amounts
       deposited with the lenders.                                                        238,613,295           237,424,793


                                    99.4-21

                  Oxford Realty Financial Group Properties
                            (Oxford Properties)

             NOTES TO COMBINED FINANCIAL STATEMENTS - CONTINUED

                             December 31, 1999
          (Amounts and disclosures as of August 31, 2000 and 1999
             and for the eight months then ended are unaudited)


NOTE 4 - SECURED NOTES PAYABLE (Continued)

                                                                                     December 31,          August 31,
                                                                                         1999                 2000
                                                                                   ----------------     ---------------
                                                                                                          (Unaudited)
       Mortgages payable bearing interest from 6.58% to 10% with accrued interest and principal due in full beginning August 2001 through December
       2027. Certain mortgages require payments of principal and interest in varying amounts commencing at various points during the terms of the mortgages and continuing until maturity, at which time all principal and accrued interest is due. The liability of the Operating Partnerships under the notes is limited to the property and equipment collateralizing the notes, lender assignment of rents and leases and other amounts
       deposited with the lenders.                                                 $    350,626,961     $   347,319,761

       In connection with acquisitions and refinancing of certain properties,
       OTEF II provided second mortgages to the Operating Partnerships. The mortgages provide for monthly payments of interest only to the extent of available cash flow (as defined), interest rates ranging from 9.3% to 12%
       and maturities ranging from October 2005 through December 2015. The liability of the Operating Partnerships under the notes is limited to the property and equipment collateralizing the notes, lender assignment of
       rents and leases and other amounts deposited with the lender.                     25,889,770          26,156,065
                                                                                   ----------------     ---------------

                                                                                   $  1,462,375,695     $ 1,453,230,733
                                                                                   ================     ===============


                                    99.4-22

                  Oxford Realty Financial Group Properties
                            (Oxford Properties)

             NOTES TO COMBINED FINANCIAL STATEMENTS - CONTINUED

                             December 31, 1999
          (Amounts and disclosures as of August 31, 2000 and 1999
             and for the eight months then ended are unaudited)


NOTE 4 - SECURED NOTES PAYABLE (Continued)

    The scheduled principal amortization and balloon payments of the secured notes payable for the five years following December 31, 1999 are as follows:

                Year ended December 31, 2000        $        23,290,000
                                        2001                 29,422,000
                                        2002                 36,663,000
                                        2003                 33,717,000
                                        2004                120,069,000

    Under various agreements with the above lenders, the properties are required to make monthly escrow deposits for taxes, insurance and replacement of project assets, and are subject to restrictions as to operating policies, rental charges, operating expenditures and distributions to partners/members.

    Management believes it is not practicable to estimate the fair value of mortgages since similar financing is not currently available to the Operating Partnerships.



                                    99.4-23

                  Oxford Realty Financial Group Properties
                            (Oxford Properties)

             NOTES TO COMBINED FINANCIAL STATEMENTS - CONTINUED

                             December 31, 1999
          (Amounts and disclosures as of August 31, 2000 and 1999
             and for the eight months then ended are unaudited)


NOTE 5 - NOTES AND LOANS PAYABLE TO AFFILIATES

    The following is a summary of notes and loans made to the Operating Partnerships by the general partner or its affiliates.

                                                                             December 31, 1999     August 31, 2000
                                                                            -------------------  -------------------
                                                                                                     (Unaudited)

    Working capital advances and loans                                      $       28,490,384   $      28,296,989
    Operating expense loans                                                         37,819,194          37,689,708
    Senior notes                                                                     5,260,426           5,244,640
    Residual receipts and construction completion notes                              1,626,048           1,626,048
    OTEF II loans                                                                   14,976,627          14,976,627
    Other notes and loans                                                            2,766,520           2,766,520
                                                                            ------------------   -----------------

                                                                            $       90,939,199   $      90,600,532
                                                                            ==================   =================

    Working Capital Advances and Loans

    Various affiliates of Oxford Properties (Oxford) have provided working capital advances and loans which are repayable from surplus cash (as defined). Some of the advances and loans bear interest at a range of the prime rate to 2% above the prime rate (prime was 8.5% at December 31, 1999 and 9.5% at August 31, 2000). Other advances and loans are noninterest bearing.

    Operating Expense Loans

    Pursuant to operating deficit guarantee agreements between Oxford Management Company, Inc. (OMC) and various Operating Partnerships, OMC has provided operating expense loans. The loans, which range from noninterest bearing to rates from 6% to prime rates and 2% over prime (prime was 8.5% at December 31, 1999 and 9.5% at August 31, 2000), are payable from distributable net cash flow (as defined in the partnership agreements). OMC is not required to fund future operating deficits under these obligations as the terms of these agreements have expired.


                                    99.4-24

                  Oxford Realty Financial Group Properties
                            (Oxford Properties)

             NOTES TO COMBINED FINANCIAL STATEMENTS - CONTINUED

                             December 31, 1999
          (Amounts and disclosures as of August 31, 2000 and 1999
             and for the eight months then ended are unaudited)


NOTE 5 - NOTES AND LOANS PAYABLE TO AFFILIATES (Continued)

    Senior Notes

    Various affiliates of Oxford Properties have provided loans (the "senior notes") to various Operating Partnerships (which had mortgages insured by
    HUD) at final endorsements of these mortgages. Interest at varying rates per annum and principal are repayable in level monthly payments over terms equal to the terms of the respective permanent loans and prior to any distributions to partners, subject to applicable HUD regulations. The senior notes provide that no payments shall be made thereon, either to principal or interest, during any period when payments of principal and/or interest on the respective permanent loans or the HUD mortgage insurance premium are not current. Unpaid principal and interest are payable from surplus cash in the next year in which funds are available.

    Residual Receipts and Construction Completion Notes

    As provided in certain partnership agreements, Oxford advanced funds to some of the partnerships to pay excess development and construction costs. The residual receipts loans are noninterest bearing and are repayable from available cash upon refinancing or sale of the respective project.

    OTEF II Loans

    OTEF II has provided unsecured demand loans to certain Operating Partnerships. The loans provide for monthly payments of interest only to the extent of available cash flow and floating interest rates ranging from 5% to 6% at December 31, 1999 and 5.13% to 6.29% at August 31, 2000.

    Other Notes and Loans

    The general partners or their affiliates have advanced other funds to certain Operating Partnerships. The loans bear interest at the prime rate of interest plus 1% (prime was 8.5% and 9.5% at December 31, 1999 and August 31, 2000, respectively). These loans are repayable from distributable net cash flow of the partnerships or from proceeds from sale of the rental property or refinancing of the related debt.


                                    99.4-25

                  Oxford Realty Financial Group Properties
                            (Oxford Properties)

             NOTES TO COMBINED FINANCIAL STATEMENTS - CONTINUED

                             December 31, 1999
          (Amounts and disclosures as of August 31, 2000 and 1999
             and for the eight months then ended are unaudited)


NOTE 5 - NOTES AND LOANS PAYABLE TO AFFILIATES (Continued)

    Management believes it is not practicable to estimate the fair value of the notes and loans payable since similar financing is not currently available to the Operating Partnerships.

NOTE 6 - FEES PAYABLE TO DEVELOPER AND AFFILIATES

    Certain of the Operating Partnerships have amounts due the developer and affiliates. These amounts represent earned but unpaid fees and interest payable to various affiliates of the Oxford Properties in accordance with the respective partnership agreements and construction contracts. These amounts were originally payable from capital contributions. Oxford and its affiliates have deferred payment of these fees to be paid from distributable net cash flow or the proceeds of the sale or refinancing of the properties, after the investor limited partners receive certain priority distributions. Interest ranges from noninterest bearing to 8% per annum. Fees payable to developer and affiliates are included in accounts payable, accrued and other liabilities in the accompanying combined balance sheets. The balances of fees payable and accrued interest at December 31, 1999 and August 31, 2000 are as follows:

                                               1999            2000
                                           -------------   -------------
                                                            (Unaudited)
        Balances
            Principal                      $  16,969,678   $  16,969,678
            Accrued interest                  11,424,553      13,330,722
                                           -------------   -------------

                                           $  28,394,231   $  30,300,400
                                           =============   =============


                                    99.4-26

                  Oxford Realty Financial Group Properties
                            (Oxford Properties)

             NOTES TO COMBINED FINANCIAL STATEMENTS - CONTINUED

                             December 31, 1999
          (Amounts and disclosures as of August 31, 2000 and 1999
             and for the eight months then ended are unaudited)


NOTE 7 - RELATED PARTY TRANSACTIONS

    The general partners of the Operating Partnerships are officers and/or affiliates of the Oxford Properties and/or AIMCO. For the year ending December 31, 1999 and for the eight months ending August 31, 2000 and 1999 the Operating Partnerships incurred the following amounts to the general partners and/or affiliates in connection with services provided as follows:

                                                          Year Ended        For the Eight Months Ended
                                                         December 31,    ---------------------------------
                                                             1999        August 31, 2000   August 31, 1999
                                                      -----------------  ---------------   ---------------
                                                                                   (Unaudited)
        NHP Fees
            Property management fees                   $    12,365,958   $     8,551,734   $     8,285,192
            Accounting and data
                processing fees                                763,795           508,469           511,697
            Cicoa fees                                         881,229           333,604           590,421
            Incentive management fees                          588,506             3,080           394,501
            Other nhp fees                                     313,817           218,076           210,258
        Oxford Fees
            Asset management fees                            2,830,623         1,892,498         1,896,519
            Supplemental asset management
                fees/ plan administration fee                3,026,778         2,086,856         2,017,852
            Investor services fees/
                partnership management fees                    542,847           387,178           361,898
            Participation fee                                  842,892           872,629           564,738
            Additional asset management fees                   272,200           118,426           182,374

    The NHP property management fees and the portion of the asset management fees relating to property management services are included in property management fees expense on the combined statements of operations. The balance of the above fees are included in property and operating expenses on the combined statements of operations.



                                    99.4-27

                  Oxford Realty Financial Group Properties
                            (Oxford Properties)

             NOTES TO COMBINED FINANCIAL STATEMENTS - CONTINUED

                             December 31, 1999
          (Amounts and disclosures as of August 31, 2000 and 1999
             and for the eight months then ended are unaudited)


NOTE 7 - RELATED PARTY TRANSACTIONS (Continued)

    Property Management Contract

    The Operating Partnerships have entered into agreements with NHP Management Company (NHP), an affiliate of Aimco, to provide property management services to the Operating Partnerships. The fees for such services are based either on 2.61% to 9% of gross collections or on a flat monthly rate. In addition, NHP Management Company earns monthly accounting and data processing fees of $2.00 to $4.50 per unit per month. The property management agreements expire December 31, 2000, at which time they can be automatically renewed for one-year periods, subject to certain limitations.

    Incentive Management Fee

    For certain Operating Partnerships, NHP Management Company earns an incentive management fee based on the respective property's performance. The fee is equal to a specified percentage of distributable net cash flow (as defined) after certain priorities.

    Capital Improvement  Consulting,  Oversight and Administration  (CICOA)
    Fee

    NHP Management Company receives a fee for its services in special planning and oversight in connection with capital improvements made to the rental properties. The fee is equal to 7.46% to 10% of the actual cost of certain capital improvements and is payable from operations or, where restricted by governmental agencies, from surplus cash.

    Other NHP Management Company Fees

    For certain Operating Partnerships, NHP Management Company earns annual audit preparation fees of $895 to $1,500 per property. In addition, for certain properties, NHP receives a cash management fee equal to 1.12% of the average monthly investment portfolio (computed on an annual basis) managed by NHP.


                                    99.4-28

                  Oxford Realty Financial Group Properties
                            (Oxford Properties)

             NOTES TO COMBINED FINANCIAL STATEMENTS - CONTINUED

                             December 31, 1999
          (Amounts and disclosures as of August 31, 2000 and 1999
             and for the eight months then ended are unaudited)


NOTE 7 - RELATED PARTY TRANSACTIONS (Continued)

    Asset Management Fees

    Certain Operating Partnerships have entered into asset management Agreements with Oxford Realty Financial Group, Inc. (ORFG) to provide certain supervisory and asset management services to the partnerships which previously had been provided by the former property management agent, Oxford Management Company, Inc. (OMC), but are not provided by NHP Management Company, including overseeing the property manager. The fees for such services consist of an amount equal to 34.1% of all fees payable to NHP and payable as operating expenses.

    For certain Operating Partnerships, ORFG provides these services pursuant to contractual arrangements between NHP Management Company and ORFG. Under these agreements, NHP Management Company pays to ORFG, from its own funds, fees based on a percentage of the fee revenues paid by the partnership to NHP Management Company. Those partnerships have no responsibility for payments to ORFG for these services.

    Supplemental Asset Management Fees

    The Operating Partnerships pay ORFG supplemental asset management fees for consultation and asset management services. The fee is equal to 1% of the gross receipts of the project and is deferred and payable from distributable net cash flow (as defined). Any unpaid fee is subject to interest charges ranging from the prime rate to 2% above the prime rate.

    Investor Services Fees/Partnership Management Fees

    Certain of the Operating Partnerships pay to ORFG an investor services fee or partnership management fee for its services in preparing necessary reports for the limited partners and in communicating with them concerning the partnerships' affairs. The fee is either a specified amount or may be increased by the same percentage as the average percentage increase in the property's rent.


                                    99.4-29

                  Oxford Realty Financial Group Properties
                            (Oxford Properties)

             NOTES TO COMBINED FINANCIAL STATEMENTS - CONTINUED

                             December 31, 1999
          (Amounts and disclosures as of August 31, 2000 and 1999
             and for the eight months then ended are unaudited)


NOTE 7 - RELATED PARTY TRANSACTIONS (Continued)

    Participation Fee

    For certain Operating Partnerships, in lieu of a refinancing fee for ORFG's services in a refinancing transaction, an Oxparc L.L.C. entity, an affiliate of ORFG, receives a participation fee equal to a specified percentage of distributable net cash flow from operations after certain priorities. The fee earned is determined at the time at which the cash distributions to the partners are made.

    Additional Asset Management Fees

    For certain Operating Partnerships, pursuant to partnership's refinancing, for its services rendered in arranging and closing the refinancing, ORFG earns an additional asset management fee equal to a percentage of the new mortgage amount. The fee is payable (usually over a period of time) from distributable net cash flow, as defined.

NOTE 8 - EXTRAORDINARY ITEMS

    The extraordinary item of $7,883,150 for the year ended December 31, 1999 consists of San Bruno-Oxford LP's (San Bruno) prior years' contingent interest expense payable to OTEF II under the terms of the original mortgage debt. San Bruno had not recorded any contingent interest expense in prior years due to the respective payment not being probable. Upon remarketing of the underlying bonds, all of the prior year's contingent and deferred interest became immediately due. San Bruno executed a demand note to OTEF II in the amount of $8,833,577, which represents the current year's and all prior years' unpaid contingent and deferred interest. Management projects the partnership to have sufficient cash flow available to repay the demand note. As a result of these new events, San Bruno has recognized a change in accounting estimate and has recorded the entire $8,833,577 in the current year. $7,883,150 represents the portion of contingent interest applicable to prior years.



                                    99.4-30

                  Oxford Realty Financial Group Properties
                            (Oxford Properties)

             NOTES TO COMBINED FINANCIAL STATEMENTS - CONTINUED

                             December 31, 1999
          (Amounts and disclosures as of August 31, 2000 and 1999
             and for the eight months then ended are unaudited)


NOTE 9 - COMMITMENTS AND CONTINGENCIES

    Housing Assistant Payment Contract Agreements

    The rents of the Operating Partnerships are subject to specific laws, regulations and agreements with federal and state agencies. As of December 31, 1999, certain Operating Partnerships receive project based rental subsidy payments pursuant to a subsidy agreement under Section 8 of Title II of the Housing and Community Development Act of 1974 ("Section 8") which provides assistance payments to the Operating Partnerships on behalf of qualified tenants. Since October 1997, HUD has issued a series of directives related to project based Section 8 contracts that define owners' notification responsibilities, advise owners of project based Section 8 properties of what their options are regarding the renewal of Section 8 contracts, provide guidance and procedures to owners, management agents, contract administrators and HUD staff concerning renewal of Section 8 contracts, provide policies and procedures on setting renewal rents and handling renewal rent adjustments and provide the requirements and procedures for opting-out of a Section 8 project based contract. The Operating Partnerships cannot reasonably predict legislative initiatives and government budget negotiations, the outcome of which could result in a reduction in funds available for the various federal and state administered housing programs including the Section 8 program. Such changes could adversely affect the future net operating income and debt structure of the Operating Partnerships currently receiving such subsidies.

    Lender Restrictions and Requirements

    The Operating Partnerships have various financing structures which include:

          1) Mortgages insured by the Federal Housing Administration (FHA) or HUD generally under Sections 223(f), 221(d)(4) and 236 of the National Housing Act;

          2) Regulatory agreements with FHA and HUD which provide monthly interest reduction subsidies as described above; and

          3) Land use restriction agreements with local Industrial Development Authorities and lenders as described in Note 4.


                                    99.4-31

                  Oxford Realty Financial Group Properties
                            (Oxford Properties)

             NOTES TO COMBINED FINANCIAL STATEMENTS - CONTINUED

                             December 31, 1999
          (Amounts and disclosures as of August 31, 2000 and 1999
             and for the eight months then ended are unaudited)


NOTE 9 - COMMITMENTS AND CONTINGENCIES (Continued)

    Lender Restrictions and Requirements (Continued)

    These financing structures subject the Operating Partnerships to various requirements and restrictions including:

          1) The rental of not less than 20% of the dwelling units to individuals or families who qualify as low- or moderate-income tenants;

          2) Establishing maximum basic rental rates based on tenant income, and requiring amounts in excess of basic rents to be remitted to HUD, after offsetting for partial vacancies and uncollectible rents;

          3) Restrictions on the amount of cash flow which may be distributed to partners; and

          4)   Restrictions of the sale of the apartment complex.

NOTE 10 - CONCENTRATION OF CREDIT RISK

    Certain Operating Partnerships maintain their operating account balances in various accounts at various banks. The balances in the accounts are insured by the Federal Deposit Insurance Corporation (FDIC) up to a maximum of $100,000. Management does not believe there is any risk of losses in these accounts.



                                    99.4-32